Exhibit 10.106

EXECUTION COPY

AMENDMENT NUMBER THREE

to the

LOAN AND SECURITY AGREEMENT

Dated as of March 31, 2015,

among

PENNYMAC CORP.

and

CITIBANK, N.A.

This AMENDMENT NUMBER THREE (this “Amendment Number Three”) is made this 29th day of March, 2016, among PENNYMAC CORP. (“Borrower”) and CITIBANK, N.A. (“Lender”), to the Loan and Security Agreement, dated as of March 31, 2015, among Borrower and Lender, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Borrower and Lender have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Borrower represents to Lender that Borrower is in full compliance with all of the terms and conditions of the Agreement and each other Facility Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Facility Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Amendment.   Effective as of March 29, 2016 (the “Amendment Effective Date”):

(a) Section 2.10 of the Agreement is hereby amended by adding the following language at the end of such section:

In connection with the extension of the Loan Repayment Date from March 29, 2016 to October 20, 2016, Borrower agrees to pay to Lender an additional commitment fee equal to $355,902.78 (the “March 2016 Additional Commitment Fee”).  The March 2016 Additional Commitment Fee shall be payable in seven (7) installments, as follows:

Monthly Installment Payment Date	Monthly Installment Payment Amount
April 1, 2016	$50,843.25
May 2, 2016	$50,843.25
June 1, 2016	$50,843.25
July 1, 2016	$50,843.25
August 1, 2016	$50,843.25
September 1, 2016	$50,843.25
October 3, 2016	$50,843.28

The March 2016 Additional Commitment Fee shall be payable in immediately available funds, without deduction, set off or counterclaim.  The March 2016 Additional Commitment Fee is and shall be deemed to be fully earned as of March 29, 2016 and non-refundable when paid.  In the event that the Termination Date is accelerated to a date which is prior to the payment in full of all installments of the March 2016 Additional Commitment Fee, any unpaid installments of the March 2016 Additional Commitment Fee shall be payable on the Termination Date.

(b) Section 6.01 of the Agreement is hereby amended by adding new Sections 6.01(v), 6.01(w), 6.01(x) and 6.01(y) to the end thereof as follows:

(v) USA Patriot Act; OFAC.  None of Borrower, or any of its Affiliates, is a Prohibited Person and Borrower is in full compliance with all applicable orders, rules, regulations and recommendations of OFAC.  None of Borrower or any of its members, directors, executive officers, parents or Subsidiaries: (1) is subject to U.S. or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or acts on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; (3) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. Persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.  Borrower has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”) (collectively, the “Anti-Money Laundering Laws”).

(w) Anti-Money Laundering.  Borrower has complied with all applicable Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, and will maintain sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to the Executive Order 13224 or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of the Executive Order or the OFAC Regulations or listed as a “blocked person” for purposes of the OFAC Regulations.

(x) Non-Exempt Person. Borrower is not an Non-Exempt Person.

(y) Anti-Money Laundering/International Trade Law Compliance. As of the date of this Agreement, and at all times until this Agreement has been terminated and all Obligations hereunder have been paid in full: (A) no Covered Entity (1) is a Sanctioned Person; (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (4) engages in any dealings or transactions prohibited by any Anti-Terrorism Law; (B) the proceeds of any Program Document will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law; (C) the funds used to pay Borrower or Lender are not derived from any unlawful activity; and (D) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any Requirements of Law, including but not limited to any Anti-Terrorism Laws. Borrower covenants and agrees that it shall immediately notify Lender in writing upon the occurrence of a Reportable Compliance Event.

(c) Section 7.01 of the Agreement is hereby amended by adding new Section 7.01(dd) to the end thereof as follows:

(dd) OFAC.  At all times throughout the term of this Agreement, Borrower (a) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (b) shall not permit any Mortgage Loans to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person.

(d) Section 1.1 of Schedule I of the Agreement is hereby amended by adding the definitions of “Anti-Terrorism Laws,” “Covered Entity,” “Executive Order,” “Non-Exempt Person,” “OFAC,” “Prohibited Jurisdiction,” “Prohibited Person,” “Reportable Compliance Event,” “Sanctioned Country,” “Sanctioned Person” and “U.S. Person” in the appropriate alphabetical order as follows:

“Anti-Terrorism Laws” shall mean any Requirements of Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Requirements of Law, all as amended, supplemented or replaced from time to time.

“Covered Entity” shall mean (a) Borrower and each of its respective Subsidiaries, all owners of the foregoing and all brokers or other agents of Borrower acting in any capacity in connection with the Servicing Agreement and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Executive Order” shall mean Executive Order 13224 -- Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Non-Exempt Person” shall mean any Person other than a Person who is either (a) a U.S. Person or (b) has provided for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Code, or (iii) any applicable rules or regulations in effect under clauses (a) or (b) above, permit the Servicer to make such payments free of any obligation or liability for withholding.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Prohibited Jurisdiction” shall mean any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any Governmental Authority of the United States.

“Prohibited Person” shall mean any Person:

(i) listed in the Annex to the Executive Order, or otherwise subject to the provisions of, the Executive Order;

(ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(vi) that is an Affiliate of a Person listed above.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Laws.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Laws.

“U.S. Person” shall mean (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a U.S. person under any applicable U.S. Department of Treasury Regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. persons have authority to control all substantial decisions of such trust.  Notwithstanding the preceding sentence, to the extent provided in applicable U.S. Department of Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date that elect to continue to be so treated also will be considered U.S. persons.

(e) Section 1.1 of Schedule I of the Agreement is hereby amended by deleting the definition of  “LIBO Base Rate” in its entirety and replacing it with the following:

“LIBO Base Rate” means the greater of (a) 1/16% (0.0625%), and (b) the rate determined daily by Lender on the basis of the “BBA’s Interest Settlement Rate” offered for one-month U.S. dollar deposits, as such rate appears on Bloomberg L.P.’s page

“BBAM” as of 11:00 a.m. (London time) on such date provided that if such rate does not appear on Bloomberg L.P.’s page “BBAM” as of such time on such date, the rate for such date will be the rate determined by reference to the most recently published rate on Bloomberg L.P.’s page “BBAM”; provided further that if such rate is no longer set on Bloomberg L.P.’s page “BBAM”, the rate of such date will be determined by reference to such other comparable publicly available service publishing such rates as may be selected by Lender in its sole discretion, which rates have performed or are expected by Lender to perform in a manner substantially similar to the rate appearing on Bloomberg L.P.’s page “BBAM”, and which rate will be communicated to Borrower.  Notwithstanding anything to the contrary herein, Lender shall have the sole discretion to re-set the LIBO Base Rate on a daily basis.

(f) Section 1.1 of Schedule I of the Agreement is hereby amended by deleting the definition of  “Loan Repayment Date” in its entirety and replacing it with the following:

“Loan Repayment Date” means, the earlier to occur of (i) October 20, 2016, or (ii) such earlier date as may be notified by Lender in accordance with Section 8.02(a).

Section 2. Fees and Expenses.  Borrower agrees to pay to Lender all reasonable out of pocket costs and expenses incurred by Lender in connection with this Amendment Number Three (including all reasonable fees and out of pocket costs and expenses of the Lender’s legal counsel) in accordance with Section 3.03 of the Agreement.

Section 3. Representations.  Borrower hereby represents to Lender that as of the date hereof, Borrower is in full compliance with all of the terms and conditions of the Agreement and each other Facility Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Facility Document.

Section 4. Binding Effect; Governing Law.  This Amendment Number Three shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER THREE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 5. Counterparts.  This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 6. Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.,
as Borrower

By:	/s/	Pamela Marsh
Name:		Pamela Marsh
Title:		Managing Director, Treasurer

CITIBANK, N.A.,
as Lender

By:	/s/	Susan Mills
Name:		Susan Mills
Title:		Vice President
Citibank, N.A.